Exhibit 4.2

ENSTAR GROUP LIMITED

AND

THE BANK OF NEW YORK MELLON,
as TRUSTEE
_________________
FIRST SUPPLEMENTAL INDENTURE
Dated as of March 10, 2017
to
SENIOR INDENTURE
Dated as of March 10, 2017
_________________

4.500% Senior Notes due 2022

FIRST SUPPLEMENTAL INDENTURE, dated as of March 10, 2017 (this “Supplemental Indenture”), between Enstar Group Limited, an exempted company formed under the laws of Bermuda (the “Issuer”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), under the Indenture (as defined below).
RECITALS
WHEREAS, the Issuer executed and delivered the senior indenture, dated as of March 10, 2017 (the “Indenture”), between the Issuer and the Trustee to provide for the issuance from time to time of its debt securities (the “Securities”), to be issued in one or more series;
WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a new series of Securities under the Indenture to be known as its “4.500% Senior Notes due 2022” (the “Notes”), the form and substance of such series and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Supplemental Indenture;
WHEREAS, the Board of Directors of the Issuer, pursuant to the resolutions duly adopted on February 21, 2017, has duly authorized the issuance of the Notes, and has authorized the proper officers of the Issuer to execute any and all appropriate documents necessary or appropriate to effect such issuance;
WHEREAS, this Supplemental Indenture is being entered into pursuant to the provisions of Sections 2.1, 2.3 and 8.1(a)(v) of the Indenture;
WHEREAS, the Issuer has requested that the Trustee execute and deliver this Supplemental Indenture;
AND WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid agreement according to its terms, and to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee, the valid obligations of the Issuer, have been done and performed, and the execution of this Supplemental Indenture and the issue hereunder of the Notes has been duly authorized in all respects;
NOW THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the forms and terms of the Notes, the Issuer covenants and agrees with the Trustee, as follows:

ARTICLE I
Definitions
SECTION 1.1. Certain Terms Defined. Unless the context otherwise requires:
(a)    each term defined in the Indenture has the same meaning when used in this Supplemental Indenture;
(b)    words in the singular include the plural, and in the plural include the singular;
(c)    references herein to Section numbers are references to Sections of this Supplemental Indenture; and
(d)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE II

General Terms and Conditions of the Notes
SECTION 2.1. Designation and Principal Amount. There is hereby authorized and established a series of Securities under the Indenture, designated as the “4.500% Senior Notes due 2022,” which is not limited in aggregate principal amount. The aggregate principal amount of the Notes to be issued as of the date hereof shall be $350,000,000.
SECTION 2.2. Further Issues. So long as no Event of Default shall have occurred and be continuing with respect to the Notes at the time of such issuance, the Issuer may from time to time, without the consent of the Holders of the Notes, issue additional Notes. Any such additional Notes will have the same interest rate, maturity date and other terms as the Notes, but may have a different issue date, issue price and initial Interest Payment Date (as defined below). Any such additional Notes, together with any other Notes previously issued pursuant to this Supplemental Indenture, will constitute a single series of Securities under the Indenture; provided that if any such additional Notes would not be fungible with the outstanding Notes for U.S. federal income tax purposes, the Issuer shall cause such additional Notes to be issued with a separate CUSIP number.
SECTION 2.3. Maturity. The date on which the principal of the Notes shall be payable, unless earlier redeemed, repurchased or accelerated pursuant to the Indenture or this Supplemental Indenture, is March 10, 2022.
SECTION 2.4. Interest. The Notes will bear interest (computed on the basis of a 360-day year consisting of twelve 30-day months) from March 10, 2017 at the rate of 4.500% per annum, payable semi-annually in arrears; the dates on which such interest shall be payable are March 10 and September 10 (each an “Interest Payment Date”), commencing on September 10, 2017; interest payable on each Interest Payment Date will include interest accrued from March 10, 2017, or from the most recent Interest Payment Date to which interest has been paid or duly provided for; and the record date for the determination of Holders to whom interest is payable on any Interest Payment Date is the close of business on the February 25 or August 25, as the case may be, immediately preceding the relevant Interest Payment Date, whether or not that day is a Business Day.

SECTION 2.5. Offices for Payments, Etc. Payment of the principal of (and premium, if any) and interest on the Notes will be made at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Issuer for such purpose, in the Borough of Manhattan, The City of New York, in Dollars; provided, however, that at the option of the Issuer payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register; and provided further, however, that all payments in respect of Notes in the form of global Securities shall be made by wire transfer in same-day funds in accordance with the applicable procedures of the Depositary. In any case where the date of maturity of interest on, premium, if any, or principal of any Note or the date fixed for redemption of the Notes is not a Business Day, then the relevant payment need not be made on such date but may be made on the next Business Day with the same force and effect as if made on such date and no interest shall accrue in respect of such amount for the period from and after such date. The Notes may be presented for registration of transfer and for exchange, and notices to or upon the Issuer in respect of such Notes may be served, at the Corporate Trust Office of the Trustee, or an office or agency maintained by the Issuer for such purpose, in the Borough of Manhattan, The City of New York.
SECTION 2.6. Redemption. (a) The Issuer may, at its option, redeem the Notes, at any time or from time to time prior to February 10, 2022, either in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining principal amount and scheduled payments of interest on the Notes to be redeemed (excluding interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis at the Treasury Rate plus 40 basis points. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.
(a)     On or after February 10, 2022, the Issuer may, at its option, redeem the Notes, at any time or from time to time, either in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed.
(b)     In addition to the redemption price, the Issuer will pay accrued and unpaid interest, if any, to, but not including, the redemption date.
(c)     Solely for purposes of this Section 2.6, the following terms shall have the following meanings:
“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate securities of comparable maturity to the remaining term of the Notes.
“Comparable Treasury Price” means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations so received.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.
“Reference Treasury Dealer” means (a) each of Barclays Capital Inc. and Wells Fargo Securities, LLC or their affiliates that are primary U.S. government securities dealers and their respective successors, unless any of them ceases to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Issuer shall substitute another Primary Treasury Dealer and (b) two other Primary Treasury Dealers that the Issuer selects.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding the redemption date.
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
(d)     The Issuer will provide notice of any redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed, in accordance with the provisions of Section 11.4 of the Indenture. Each such notice shall specify the date fixed for redemption, the places of redemption and the redemption price at which such Notes are to be redeemed (or the manner of calculating such redemption price if not then determinable), and shall state that payment of the redemption price of such Notes or portion thereof to be redeemed will be made on surrender of such Notes at such places of redemption.
(e)     Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.
(f)     If fewer than all of the Notes are to be redeemed at any time, the particular Notes to be redeemed shall be selected, from the outstanding Notes not previously called for redemption, in accordance with the applicable rules and procedures of the Depositary, in the case of Notes in the form of global Securities, or, otherwise, by such method as the Trustee shall deem fair and appropriate.
(g)     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note must state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued (or transferred through a book-entry system) in the name of the Holder thereof upon cancelation of the original Note. No Notes of $2,000 or less will be redeemed in part.
SECTION 2.7. Mandatory Redemption. The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
SECTION 2.8. Denominations. The Notes will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
SECTION 2.9. Global Securities. The Notes will be issued as Registered Securities in the form of one or more permanent global Securities.
SECTION 2.10. Additional Amounts. The provisions of Section 3.11 of the Indenture will apply to the Notes.

SECTION 2.11. Redemption for Tax Purposes. The provisions of Section 3.12 of the Indenture will apply to the Notes.
SECTION 2.12. Appointment of Agents. The Trustee will initially be the paying agent, registrar and custodian for the Notes.
SECTION 2.13. Defeasance. The provisions of Article 10 of the Indenture will apply to the Notes.
SECTION 2.14. Depositary. The Depository Trust Company, a New York corporation, will initially act as Depositary with respect to the Notes.

ARTICLE III
Form of Notes
SECTION 3.1. Form of Notes. The Notes and the Trustee’s certificate of authentication to be endorsed thereon are to be substantially in the form set forth in Exhibit A hereto.
ARTICLE IV
Miscellaneous
SECTION 4.1. Ratification of Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided; provided that the provisions of this Supplemental Indenture apply solely with respect to the Notes.
SECTION 4.2. Trustee Not Responsible for Recitals, Disposition of Notes or Application of Proceeds Thereof. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds thereof.
SECTION 4.3. New York Law to Govern; Waiver of Jury Trial.
(a)    This Supplemental Indenture and each Note shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.
(b)    EACH OF THE ISSUER, THE TRUSTEE AND THE HOLDERS BY THEIR ACCEPTANCE OF ANY NOTE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 4.4. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
SECTION 4.5. Separability Clause. If any provision of this Supplemental Indenture or of the Notes, or the application of any such provision to any Person or circumstance, shall be held to be invalid, illegal or unenforceable, the remainder of this Supplemental Indenture or of the Notes, or the application of such provision to Persons or circumstances other than those as to whom or which it is invalid, illegal or unenforceable, shall not in any way be affected or impaired thereby

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written above.

ENSTAR GROUP LIMITED

By:	/s/ Mark Smith
Name: Mark Smith Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:	/s/ Francine Kincaid
Name: Francine Kincaid Title: Vice President

[Signature Page to First Supplemental Indenture]

EXHIBIT A
THIS SECURITY IS IN GLOBAL FORM WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), OR A NOMINEE OF DTC, WHICH MAY BE TREATED BY THE ISSUER, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY (I) DTC TO A NOMINEE OF DTC OR (II) A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR (III) DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

A-1

ENSTAR GROUP LIMITED
4.500% Senior Notes due 2022

No. [●]                             CUSIP No. 29359U AA7
ISIN No. US29359UAA79
Enstar Group Limited, an exempted company formed under the laws of Bermuda (herein called the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [$ (_________) dollars] / [insert if Global Security: the principal amount set forth on the Schedule of Exchanges of Interests in Global Securities attached hereto, which principal amount may from time to time be reduced or increased, as appropriate, in accordance with the Indenture and as reflected in the Schedule of Exchanges of Interests in the global Security attached hereto, to reflect exchanges or redemptions of the Securities represented hereby], on March 10, 2022, and to pay interest thereon from March 10, 2017 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 10 and September 10 in each year, commencing September 10, 2017, at the rate of 4.500% per annum, until the principal hereof is paid or made available for payment. The interest so payable on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the record date for such interest, which shall be the February 25 or August 25 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Payment of the principal of (and premium, if any) and any such interest on this Security will be made at the office or agency of the Issuer maintained for that purpose or otherwise in accordance with the terms of the Indenture referred to on the reverse hereof in Dollars.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

A-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.
Dated:     ENSTAR GROUP LIMITED

By:
Name: Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to in the within mentioned Indenture.

Dated:	THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

This Security is one of a duly authorized issue of securities of the Issuer (herein called the “Securities”), issued and to be issued in one or more series under the senior indenture, dated as of March 10, 2017 (herein called the “Base Indenture”), between the Issuer and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of March 10, 2017 (herein called the “Supplemental Indenture,” and together with the Base Indenture, herein called the “Indenture”), between the Issuer and the Trustee and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $[●].
The Securities of this series shall be redeemable at the option of the Issuer in accordance with Section 3.12 of the Base Indenture and Section 2.6 of the Supplemental Indenture.
The Issuer shall be obligated to pay Additional Amounts in respect of the Securities of this series in accordance with Section 3.11 of the Base Indenture.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.
If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Securities of this series under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series, on behalf of the Holders of all Securities of this series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
The transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture, subject to certain limitations therein set forth.
The Securities of this series are issuable only in registered form in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Security for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
This Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

A-2

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee's social security or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint as agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Your
Signature:	(Sign exactly as your name appears on the other side of this Security)

Your
Name:

Date:

Signature	*
Guarantee:

*
NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee

A-2

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The initial Outstanding principal amount of this global Security is $[●].
The following exchanges of an interest in this global Security for an interest in another global Security or for a Security in definitive form, exchanges of an interest in another global Security or a Security in definitive form for an interest in this global Security, or exchanges or purchases of a part of this global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this global Security	Amount of increase in Principal Amount of this global Security	Principal Amount of this global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian